SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 4, 2008
(Date of earliest event reported)
HARRINGTON WEST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50066	48-1175170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
610 Alamo Pintado Road, Solvang, California	93463
(Address of principal executive offices)	(Zip Code)
(805) 688-6644
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents
Item 3.03	Material Modification to Rights of Security Holders
Item 8.01.	Other Events
Item 9.01.	Financial Statements and Exhibits.
SIGNATURE
EXHIBIT	4.1	Certificate of Amendment to Certificate of Incorporation
EXHIBIT	99.1	Press Release dated December 4, 2008

Item 3.03     Material Modification to Rights of Security Holders

On December 5, 2008, Harrington West Financial Group, Inc. (the “Company”) (Nasdaq: HWFG) filed a Certificate of Amendment to its Certificate of Incorporation increasing the number of authorized shares of its Common and Preferred Stock to 15,000,000 and 5,000,000, respectively.  A copy of the Certificate of Amendment is attached hereto as Exhibit 4.1.

Item 8.01     Other Events.

On December 4, 2008, the Company issued a press release announcing the results of its special stockholder meeting held on December 3.  At the special meeting, stockholders approved the amendment of the Company’s Certificate of Incorporation as discussed in Item 3.03 above.  In addition, the stockholders approved the conversion, from time to time in accordance with its terms, of the shares of Series A Preferred Stock into Common Stock and the issuance of Common Stock in accordance with the terms of the Series A Preferred Stock as issued, and to be issued, to Concordia Capital Financial Services Fund L.P., and other accredited investors, pursuant to the Company’s recent private sale of such securities.  A copy of the press release is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits

(d)	Exhibits:

	4.1	Certificate of Amendment of Certificate of Incorporation
	99.1	Press Release Dated December 4, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARRINGTON WEST FINANCIAL GROUP, INC.

		By:	/s/ Craig J. Cerny
Craig J. Cerny
Chairman of the Board and Chief Executive Officer

Date:	December 9, 2008